UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 20, 2025

Couchbase, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-40601	26-3576987
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3155 Olsen Drive, San Jose, California 95117

(Address of principal executive offices, including zip code)

(650) 417-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	BASE	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On June 20, 2025, Couchbase, Inc. (“Couchbase”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cascade Parent Inc. (“Parent”) and Cascade Merger Sub Inc. (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Couchbase (the “Merger”), with Couchbase continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub are affiliates of Haveli Investments, L.P. (“Haveli”).

Couchbase’s Board of Directors (the “Board”) by a unanimous vote of the directors present and voting, determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of Couchbase and its stockholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board has also, by a unanimous vote of the directors present and voting, resolved to recommend that Couchbase’s stockholders vote to adopt the Merger Agreement and approve the Merger.

Couchbase’s stockholders will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary review process of the Securities and Exchange Commission (the “SEC”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Couchbase’s common stock, par value $0.00001 per share (“Common Stock”) (subject to certain exceptions, including shares of Common Stock held by Parent or Merger Sub, or held by stockholders of Couchbase who have not voted in favor of the adoption of the Merger Agreement or the Merger nor consented to the Merger and have properly demanded appraisal rights of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will be automatically converted into the right to receive cash in an amount equal to $24.50, without interest (the “Per Share Price”).

Pursuant to the Merger Agreement, at the Effective Time, each award of Couchbase restricted stock units subject solely to time-based vesting (a “Company RSU Award”) that is outstanding and vested (but not yet settled) or vests at the Effective Time will automatically be cancelled and converted solely into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Common Stock subject to such vested Company RSU Award immediately prior to the Effective Time, multiplied by (2) the Per Share Price, subject to applicable withholding taxes. Each Company RSU Award that is not vested at the Effective Time will be automatically cancelled and converted solely into the contingent right to receive an aggregate amount in cash (without interest) equal to (1) the total number of shares of Common Stock subject to such unvested Company RSU Award immediately prior to the Effective Time, multiplied by (2) the Per Share Price, subject to applicable withholding taxes, which resulting payment will be subject to the same terms and conditions as applied to such unvested Company RSU Award immediately prior to the Effective Time.

Pursuant to the Merger Agreement, prior to the Effective Time, the Company Board (or the compensation committee of the Company Board) will review and certify, if applicable, the achievement of performance criteria applicable to each outstanding award of Couchbase restricted stock units subject to performance-based vesting (a “Company PSU Award”), and at the Effective Time, each Company PSU Award that is fully vested (but not yet settled) or vests at the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Common Stock subject to such vested Company PSU Award immediately prior to the Effective

Time (as determined in accordance with the terms of the applicable award agreement), multiplied by (2) the Per Share Price, subject to applicable withholding taxes. Each Company PSU Award that is not vested at the Effective Time will be automatically cancelled and converted into the contingent right to receive an aggregate amount in cash (without interest) equal to (1) the total number of shares of Common Stock subject to such unvested Company PSU Award immediately prior to the Effective Time (as determined in accordance with the terms of the applicable award agreement), multiplied by (2) the Per Share Price, subject to applicable withholding taxes, which resulting payment will vest on the first to occur following the Closing of March 15, June 15, September 15 or December 15, subject to the holder of such right to receive such cash payment continuing to provide services to Parent, the Surviving Corporation, or one of their Affiliates through such date, subject to any other terms and conditions as applied to such unvested Company PSU Award immediately prior to the Effective Time.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase shares of Common Stock that is vested at the Effective Time will automatically be cancelled and converted solely into the right to receive (without interest) an amount in cash equal to (1) the total number of shares of Common Stock subject to such vested option multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of Common Stock under such vested option, subject to applicable withholding taxes. Each outstanding option to purchase shares of Common Stock that is not vested at the Effective Time will automatically be cancelled and converted solely into the contingent right to receive (without interest) an amount in cash equal to (1) the total number of shares of Common Stock subject to such unvested option immediately prior to the Effective Time, multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of such unvested option, subject to applicable withholding taxes, which resulting payment will be subject to the same terms and conditions as applied to such unvested options immediately prior to the Effective Time. Any option to purchase shares of Common Stock that has an exercise price per share that is greater than or equal to the Per Share Price will be automatically cancelled at the Effective Time for no consideration or payment.

Pursuant to the Merger Agreement, at the Effective Time, each of Couchbase’s outstanding warrants (a “Company Warrant”) will be cancelled and converted into the right to receive (without interest) an amount in cash equal to (1) the total number of shares of Common Stock subject to the Company Warrant multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of Common Stock under such Company Warrant.

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the voting power of outstanding shares of Common Stock; (2) the absence of any law or order materially restraining or materially impairing the consummation of the Merger; and (3) certain specified regulatory clearances, including the expiration or termination of the applicable waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains customary representations, warranties and covenants made by each of Couchbase, Parent and Merger Sub, including, among others, covenants by Couchbase regarding the conduct of its business prior to the closing of the Merger.

Pursuant to the terms of a “go-shop” provision in the Merger Agreement, during the period beginning on the date of the Agreement and ending at 11:59 p.m., Eastern time, on June 23, 2025 (the “Go-Shop Period”), Couchbase and its representatives may: (A) solicit the submission of an alternative acquisition proposal from third parties; (B) provide non-public information to such third parties (subject to promptly making such information available to Parent); and (C) engage in discussions and negotiations with such third parties regarding alternative acquisition proposals. Beginning on 12:00 a.m., Eastern time, on June 24, 2025 (the “No-Shop Period Start Date”), Couchbase will become subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives) to (1) solicit alternative acquisition proposals from third parties; (2) subject to certain exceptions, furnish non-public information relating to Couchbase to third parties in connection with an alternative acquisition proposal; and (3) subject to certain exceptions, participate or engage in discussions or negotiations with third parties regarding alternative acquisition proposals. In addition, Couchbase has agreed that, subject to certain exceptions, the Board will not withdraw its recommendation that Couchbase’s stockholders vote to adopt the Merger Agreement and approve the Merger.

Either Couchbase or Parent may, subject to certain exceptions, terminate the Merger Agreement if (1) the Effective Time has not occurred by 11:59 p.m. on December 20, 2025 (which date may be extended under certain circumstances), (2) a governmental authority of competent jurisdiction has issued a final and non-appealable governmental order, or enacted a law, materially restraining or materially impairing the consummation of the Merger, or (3) Couchbase’s stockholders fail to adopt the Merger Agreement at a special meeting of Couchbase’s stockholders at which a vote is taken on the adoption of the Merger Agreement and approval of the Merger. Couchbase may terminate the Merger Agreement in certain additional limited circumstances, including to allow Couchbase to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including if the Board withdraws its recommendation that Couchbase’s stockholders vote to adopt the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, Couchbase will be required to pay Parent a termination fee of $42,000,000. Specifically, this termination fee is payable by Couchbase to Parent if the Merger Agreement is terminated by (1) Parent following the Board’s determination to change its recommendation with respect to the Merger; or (2) Couchbase following the decision by the Board to authorize the acceptance of a Superior Proposal in accordance with the terms of the Merger Agreement (provided, that the termination fee will be $21,000,000 if (x) prior to the No-Shop Period Start Date, Couchbase terminates the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, or (y) after the No-Shop Period Start Date, Couchbase terminates the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal in respect of which Couchbase has delivered the notice to Parent prior to the No-Shop Period Start Date in accordance with the Merger Agreement). The termination fee will also be payable if (1) the Merger Agreement is terminated under certain circumstances; (2) prior to such termination (but after the date of the Merger Agreement) a proposal to acquire more than 50.1 percent of Couchbase has been publicly announced or publicly disclosed and not withdrawn or abandoned within a certain amount of time of the meeting of the Company’s stockholders to vote on the adoption of the Merger Agreement; and (3) Couchbase subsequently enters into a definitive agreement providing for a transaction involving the acquisition of more than 50.1 percent of Couchbase within one year of such termination and such transaction is ultimately consummated.

Upon termination of the Merger Agreement under specified circumstances, Parent will be required to pay the Company a termination fee of $82,500,000. Specifically, this termination fee is payable by Parent to Couchbase if the Merger Agreement is terminated by (1) the Company’s termination of the Merger Agreement if Parent fails to timely consummate the Merger after the satisfaction or waiver of certain closing conditions and the Company stands ready to consummate the Closing; and (2) the Company’s termination of the Merger Agreement if Parent breaches its representations, warranties or covenants under the Merger Agreement such that there is a failure of certain conditions to the Merger that is not timely cured.

The Merger Agreement also provides that Couchbase, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied.

Parent’s and Merger Sub’s aggregate liability for monetary damages for breaches of the Merger Agreement are capped at $82,500,000 plus certain reimbursement obligations and certain enforcement expenses, and Couchbase’s liability for monetary damages for breaches of the Merger Agreement are capped at $42,000,000 plus certain enforcement expenses, in each case subject to limited exceptions set forth in the Merger Agreement.

Pursuant to equity commitment letter, dated June 20, 2025 (the “Equity Commitment Letter”), investment funds managed by Haveli (the “Buyer Funds”) committed to provide Parent, at the consummation of the Merger, with an equity contribution to pay the cash amounts set forth therein for the purpose of funding up to the full amount of the aggregate merger consideration payable and all related fees and expenses related to the Merger, subject to the terms and conditions of the Equity Commitment Letter. Couchbase is a third party beneficiary of the Equity Commitment Letter and is entitled to enforce the investment commitment, on the terms and subject to the conditions set forth therein. In addition, the Buyer Funds have entered into limited guarantees with Couchbase, pursuant to which the Buyer Funds have guaranteed the obligations of Parent and Merger Sub to pay the termination fee payable by Parent in the event such termination fee becomes payable and certain reimbursement obligations under the Merger Agreement, on the terms and subject to the conditions set forth therein.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference. A copy of the Merger Agreement has been included to provide Couchbase’s stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Couchbase, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Couchbase’s stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Couchbase’s stockholders or other security holders. Couchbase’s stockholders and other security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Couchbase, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Couchbase’s public disclosures. Couchbase acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Couchbase, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Transaction Proxy Statement (as defined below) that Couchbase will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Couchbase has made or will make with the SEC.

Voting Agreement

Also on June 20, 2025, in connection with the execution of the Merger Agreement, certain stockholders of Couchbase entered into voting agreements (the “Voting Agreements”) with the Company. These stockholders represent approximately 30 percent of Couchbase’s outstanding voting power. Under the Voting Agreements, the stockholders party thereto have agreed to vote their shares of Common Stock in favor of the adoption of the Merger Agreement and certain other matters. The Voting Agreements terminate in certain circumstances, including upon the valid termination of the Merger Agreement in accordance with its terms. The Voting Agreements also contain restrictions on transfer of shares of Common Stock held by the stockholders party thereto, subject to certain exceptions.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of the forms of the Voting Agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 and are incorporated into this report by reference.

Additional Information and Where to Find It

Couchbase, the members of the Board and certain of Couchbase’s executive officers are participants in the solicitation of proxies from stockholders in connection with the Merger. Couchbase plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Merger. Matthew M. Cain, Alvina Y. Antar, Edward T. Anderson, Carol W. Carpenter, Lynn M. Christensen, Kevin J. Efrusy, Jeff Epstein, Aleksander J. Migon, David C. Scott and Richard A. Simonson, all of whom are members of Couchbase’s board of directors, and Margaret Chow, SVP, Chief Legal Officer and Corp. Secretary, William R. Carey, Vice President, Interim Chief Financial Officer and Chief Accounting Officer, and Huw Owen, SVP and Chief Revenue Officer, are participants in Couchbase’s solicitation.

Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Merger. Additional information about such participants is available under the captions “Board of Directors and Corporate Governance,” “Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” in Couchbase’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”), which was filed with the SEC on April 16, 2025 (and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001845022/000184502225000036/base-20250416.htm). To the extent that holdings of Couchbase’s securities have changed since the amounts printed in the 2025 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (which are available at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=1845022&type=&dateb=&owner=only&count=40&search_text=). Information regarding Couchbase’s transactions with related persons is set forth under the caption “Related Person Transactions” in the 2025 Proxy Statement. Certain illustrative information regarding the payments to that may be owed, and the circumstances in which they may be owed, to Couchbase’s named executive officers in a change of control of Couchbase is set forth under the caption “Executive Compensation-Potential Payments upon Termination or Change in Control” in the 2025 Proxy Statement.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Couchbase will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT COUCHBASE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Couchbase with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of Couchbase’s Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Couchbase with the SEC in connection with the Merger will also be available, free of charge, at Couchbase’s investor relations website (https://investor.couchbase.com), or by emailing Couchbase’s investor relations department (ir@couchbase.com).

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding: (i) the Merger, (ii) the expected timing of the closing of the Merger; (iii) considerations taken into account by Couchbase’s Board of Directors in approving and entering into the Merger; and (iv) expectations for Couchbase following the closing of the Merger. There can be no assurance that the Merger will be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Merger are not satisfied, including the risk that required approvals from Couchbase’s stockholders for the Merger or required regulatory approvals to consummate the Merger are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Merger, including in circumstances requiring Couchbase to pay a termination fee; (iii) possible disruption related to the Merger to Couchbase’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by Couchbase related to the Merger; (v) the risk that Couchbase’s stock price may fluctuate during the pendency of the Merger and may decline if the Merger is not completed; (vi) the diversion of Couchbase management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the Merger; (viii) potential litigation relating to the Merger; (ix) uncertainty as to timing of completion of the Merger and the ability of each party to consummate the Merger; and (x) other risks and uncertainties detailed in the periodic reports that Couchbase files with the SEC, including Couchbase’s Annual Report on Form 10-K and Couchbase’s quarterly report on Form 10-Q. All forward-looking statements in this communication are based on information available to Couchbase as of the date of this communication, and, except as required by law, Couchbase does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 20, 2025, among Cascade Parent Inc., Cascade Merger Sub Inc. and Couchbase, Inc.*

10.1	Form of Haveli Voting Agreement, dated June 20, 2025, among Couchbase, Inc. and certain stockholders of Couchbase, Inc.*

10.2	Form of Voting Agreement, dated June 20, 2025, among Couchbase, Inc. and certain stockholders of Couchbase, Inc.*

99.1	Press Release, dated June 20, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Couchbase will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Couchbase may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COUCHBASE, INC.

Date: June 20, 2025	By:	/s/ Margaret Chow
Name: Margaret Chow
Title: SVP, Chief Legal Officer and Corp. Secretary